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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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3100 Ocean Park Boulevard
Santa Monica, California 90405

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 8, 2008

        This Supplement supplements and amends the Proxy Statement dated June 6, 2008 (the "Proxy Statement") of Activision, Inc. ("Activision" or "we") mailed to you in connection with the solicitation of proxies on behalf of the board of directors of Activision for use at the special meeting of stockholders (the "Special Meeting") to be held at The Peninsula Hotel, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, on Tuesday, July 8, 2008 at 11:00 a.m., local time. Capitalized terms used herein but not defined have the meaning ascribed to them in the Proxy Statement.

        The purpose of the Special Meeting is to consider and vote on various proposals related to the Business Combination Agreement (the "Business Combination Agreement"), dated December 1, 2007, by and among Activision, Sego Merger Corporation, Vivendi S.A. ("Vivendi"), VGAC LLC, and Vivendi Games, Inc. ("Vivendi Games"). The Proxy Statement seeks to obtain the approval of Activision stockholders for: (a) the issuance of shares of Activision common stock to Vivendi and VGAC LLC in connection with the transactions contemplated by the Business Combination Agreement; (b) the amendment and restatement of our certificate of incorporation, including all of the subproposals set forth in greater detail in the Proxy Statement; (c) the amendment of Section 7.4(a) of our bylaws; and (d) any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. The Activision board of directors has unanimously approved these proposals. Based on Activision's reasons for the transactions described in the Proxy Statement, the Activision board of directors believes that that the Business Combination Agreement and all related documents and exhibits thereto are in the best interests of Activision and its stockholders and recommends that you vote "FOR" each of the proposals and subproposals described in the Proxy Statement. If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly.

Litigation Relating to the Transaction

        As more fully described in the Proxy Statement, on February 8, 2008, the Wayne County Employees' Retirement System filed a putative class action complaint in the Delaware Court of Chancery against Robert J. Corti, Ronald Doornink, Barbara S. Isgur, Robert A. Kotick, Brian G. Kelly, Robert J. Morgado, Peter J. Nolan, and Richard Sarnoff, Activision, Sego Merger Corporation, Vivendi, VGAC LLC, and Vivendi Games, challenging the transactions contemplated by the Business Combination Agreement, and amended such complaint on May 8, 2008. On June 14, 2008, the Wayne County Employees' Retirement System filed a motion in the Delaware Court of Chancery for leave to file a second amended complaint. The second amended complaint challenges the disclosures made in the Proxy Statement in connection with the Special Meeting. Although most of the allegations in the Second Amended Complaint were described in the Proxy Statement itself, the Second Amended Complaint contains certain new allegations about the Proxy Statement, which can be generally described as follows:

  •
  The Proxy Statement allegedly does not disclose the current projections prepared by the management of Activision.

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  The Proxy Statement allegedly does not disclose the current projections prepared by the management of Vivendi Games.

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  The Proxy Statement allegedly does not disclose detailed reasons why Allen & Company believed it was appropriate to use Wall Street estimates in its discounted cash flow analysis used in valuing Activision.

  •
  The Proxy Statement allegedly does not disclose whether the Activision board of directors was involved in the 2006 strategic planning process, or the extent to which various alternatives were explored or pursued.

  •
  Although the Proxy Statement discloses that the members of the nominating and corporate governance committee of the Activision board of directors deliberated with the other members of the board and that the board voted unanimously in favor of the transactions contemplated by the Business Combination Agreement, the Proxy Statement allegedly does not disclose the specific views of the members of the nominating and corporate governance committee concerning the transactions contemplated by the Business Combination Agreement.

  •
  The Proxy Statement is allegedly misleading for describing the transactions as an acquisition of Vivendi Games by Activision, given that Vivendi will have majority control of the combined company after the closing of the transactions.

        On June 21, 2008, the plaintiff filed its opening brief in support of its motion seeking a preliminary injunction of the vote pending additional disclosure. The plaintiff's brief made several arguments not previously raised in any of its complaints, and those arguments can be generally described as follows:

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  The Proxy Statement allegedly fails to disclose that Allen & Company's reasons for using Wall Street estimates in its discounted cash flow analysis of Activision included: (1) the fact that in the days leading up to the fairness opinion, Activision had revised its projections for FY08 but had not yet done so for years beyond FY08, (2) Allen & Company's concern, based on discussions with Activision's management, that Activision would not achieve the most optimistic of three sets of projections, and (3) the fact that Wall Street estimates were between management's most recently revised "upside" and "stretch" case projections, and thus reflected that the revised stretch case was a possibility, but not a certainty. Plaintiff contends that this is important because Activision's actual results for FY08 exceeded Wall Street estimates of $2.33 billion and Activision's revised stretch case.

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  The Proxy Statement allegedly omits information regarding a change in transaction terms in November 2007 in connection with the increased trading price of Activision and fails to disclose the concurrent adjustment made to the value of Vivendi Games by Allen & Company and the basis for the adjustment.

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  The Proxy Statement allegedly fails to disclose the specific factors from the McKinsey due diligence report upon which Allen & Company relied in increasing its valuation of Vivendi Games.

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  The Proxy Statement allegedly does not disclose that at its April 30, 2007 meeting, the board of directors relied on Mr. Kotick for information about management contacts, and that Mr. Kotick's contacts with other potential bidders for Activision were informal and occurred before 2005 and he allegedly did not remember the substance of the conversations.

  •
  The Proxy Statement allegedly fails to disclose what specific contacts were discussed with the board at the April 30th meeting, what information the board was given regarding the substance and timing of the contacts, and the limited nature and timing of the contacts purportedly discussed and underlying the board's decision how best to proceed.

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  The Proxy Statement allegedly does not disclose that certain events that occurred at the April 30, 2007 board meeting, such as a discussion about contacts of potential bidders by management and the determination that the best way to elicit alternative proposals from other bidders was to announce a transaction, were not explicitly recorded in the minutes of the meeting.

  •
  The Proxy Statement allegedly does not disclose the specific alternatives considered by the board of directors at its April 30, 2007 meeting, the basis for the board's belief that alternatives were likely to be available, and the basis for the board's decision to pursue a transaction with Vivendi Games over the alternatives.

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  The Proxy Statement allegedly fails to disclose management's rationale for pursing Vivendi Games exclusively, notwithstanding Vivendi's alleged insistence on Activision's acquisition of all Vivendi Games businesses and its alleged insistence that on consummation of the transaction, it would have voting control of Activision.

  •
  Although the Proxy Statement states that at its December 1, 2007 meeting, "[t]he Activision board also considered that the transaction represented the best value available for the stockholders for a sale of Activision," the language used in the resolution for that meeting is that "[t]he Board has determined that it is advisable and in the best interests of the Company and its stockholders for the Company to consummate the Transactions upon the terms and subject to the conditions set forth in the Business Combination Agreement."

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  The Proxy Statement allegedly does not disclose the names of the 17 potential acquisition targets specifically evaluated by Activision in September 2006, including the 8 potential entries into the MMOG market.

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  The Proxy Statement allegedly does not disclose that Activision's 2006 strategic planning process focused on opportunities for acquisitions by Activision and not a potential sale of control of the company, that management pursued only one of the acquisition candidates, and that management had not had discussions regarding a sale of control of Activision for a significant period prior to the Vivendi discussions.

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  The Proxy Statement allegedly does not disclose that the NCGC did not participate in any direct discussions or negotiations with Vivendi or its representatives, did not retain legal or financial advisors separate from Activision, relied on reports from senior management and Activision's advisors for its information, did not consider alternative transactions, usually did not meet separately from senior management, and relented on its demand for a "top-up" mechanism.

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  The Proxy Statement allegedly fails to disclose the nature and timing of post-signing communications by Mr. Kotick with potential buyers after the announcement of the transaction.

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  The Proxy Statement's failure to disclose current Activision and Vivendi Games management projections is allegedly material because, without conducting a new analysis of fairness, Activision's financial advisor cannot say if its December 1, 2007 fairness opinion continues to be a reliable basis for stockholders to assess the transaction.

        We believe that the plaintiff's claims—even as amended—are unsupported by the law or facts. The defendants intend to defend themselves vigorously against this lawsuit. An outcome, however, cannot be predicted at this time, and we cannot be assured that it will not prevent or delay the consummation of the transaction and/or result in substantial costs.

Additional Disclosures

        Activision is providing certain additional disclosures that are supplemental to those contained in the Proxy Statement previously mailed to you. The additional disclosures are as follows:

Background of the Transaction

        On April 29, 2008, the Activision board of directors held a special meeting at which the status of the proposed transaction and each of Vivendi Games' and Activision's recent financial performance were discussed. Mr. Tippl provided the board with an overview of Activision's financial results for the fiscal year ended March 31, 2008, including updates to the guidance provided by management in November 2007. Mr. Tippl also reviewed with the board a presentation prepared by Allen & Company, which summarized the financial results for Vivendi Games and Blizzard Entertainment for the fiscal year ended December 31, 2007, as well as the current 2008 and 2009 estimated financial results of Vivendi Games and Blizzard Entertainment as compared against those estimates reviewed with the board in December 2007. Additionally, representatives from Skadden Arps advised the board with respect to its fiduciary duties in connection with its recommendation of the proposed transaction to Activision's stockholders. The board reviewed its reasons for undertaking the proposed transaction and determined there was no need to change its December 1, 2007 recommendation to Activision's stockholders.

This Supplement is dated June 24, 2008 and is first being mailed to stockholders on or about June 25, 2008.

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SUPPLEMENT TO PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 8, 2008
This Supplement is dated June 24, 2008 and is first being mailed to stockholders on or about June 25, 2008.